Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Revenue Increases 80.3% to $10.3 Million for the First Quarter 2022

Achieves $3.4 Million of Net Income Attributable to Common Shareholders
and $4.5 Million of Non-GAAP Adjusted Earnings

Conference Call and Webcast to be held at 8:00 AM EDT on Wednesday, May 4, 2022

Branford, Connecticut, May 3, 2022 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the first quarter ended March 31, 2022. The company will host a conference call tomorrow, Wednesday, May 4, 2022 at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the first quarter ended March 31, 2022, as well as its outlook for the balance of the year.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “Revenue for the first quarter of 2022 increased 80.3% to $10.3 million, reflecting our continued execution and the growing demand for our loan products. We attribute this success to our ability to close quickly and our flexibility in structuring loans to suit the needs of borrowers. We are also diversifying our loan portfolio, both geographically and within new asset classes. Overall, we have built a highly scalable business model, as illustrated by the fact we achieved $3.4 million of net income attributable to common shareholders and $4.5 million of non-GAAP adjusted earnings, which is described below, for the first quarter of 2022.”

Results of operations

Total revenue for the three months ended March 31, 2022 was approximately $10.3 million compared to approximately $5.7 million for the three months ended March 31, 2021, an increase of approximately $4.6 million, or 80.3%. The increase in revenue is primarily attributable to an increase in our lending operations. For the 2022 period, interest income was approximately $8.5 million compared to approximately $4.5 million for the 2021 period, representing an increase of approximately $4.0 million or 87.8%. Origination fees were approximately $1.6 million compared to approximately $517,000 for the 2021 period, representing an increase of approximately $1.1 million or 216.5%. Other income and fee income, including late fees and processing fees, all of which we relate to our lending operations, were approximately $805,000 for the 2022 period compared to approximately $529,000 for the 2021 period, an increase of approximately $276,000 or 52.2%. Income unrelated to our lending operations, including investment income, income from partnership investments and net rental income, for the 2022 period was approximately $554,000 compared to $264,000 for the comparable 2021 period. On the other hand, loss on sale of investment securities and unrealized losses on investment securities for the 2022 period were approximately $1.2 million. The unrealized losses on investment securities were reflected by a 1.4% loss in our investment portfolio during the three months ended March 31, 2022.

Total operating costs and expenses for three months ended March 31, 2022 were approximately $5.9 million compared to approximately $3.5 million for the three months ended March 31, 2021, an increase of approximately 68.6%. The increase in operating costs and expenses is primarily attributable to the increase in our unsecured indebtedness, particularly our unsecured unsubordinated five-year notes, which helped finance the growth of our loan portfolio. In the 2022 period, interest and amortization of deferred financing costs was approximately $3.9 million compared to approximately $2.5 million in the same 2021 period, an increase of $1.4 million or 58.2%. The balance of the increase in operating expenses was primarily attributable to (i) impairment loss, which increased approximately $236,000, (ii) compensation, fees and taxes, which increased approximately $402,000, and (iii) general and administrative expenses, which increased approximately $242,000.

For the quarter ended March 31, 2022, we reported an unrealized gain on investment securities of approximately $243,000 reflecting the decrease in prior unrealized losses since December 31, 2021. For the quarter ended March 31, 2021, we reported an unrealized loss on investment securities of approximately $7,500 reflecting the decrease in the market value of such securities since December 31, 2020.

Net income attributable to common shareholders for the three months ended March 31, 2022 was approximately $3.4 million, or $0.10 per share, compared to approximately $2.2 million, or $0.10 per share for the three months ended March 31, 2021.

Adjusted earnings for the three months ended March 31, 2022 was approximately $4.5 million, or $0.13 per share, compared to approximately $2.2 million, or $0.10 per share for the three months ended March 31, 2021. Adjusted earnings is calculated as net income attributable to common shareholders, prior to the effect of unrealized gains (losses) on securities available-for-sale. Adjusted earnings should be examined in conjunction with net income (loss) as shown in our statements of comprehensive income. Adjusted earnings is a non-GAAP (i.e., generally accepted accounting principles) metric that is sometimes used to evaluate the operations and/or financial condition of a company. However, it should not be considered as an alternative to the typical GAAP metrics such as net income or loss or cash flows from operating activities, as a measure of our financial condition or liquidity, nor is adjusted earnings indicative of funds available to fund our cash needs or cash available for distribution to shareholders. Rather, adjusted earnings may be helpful to investors when analyzing Sachem’s business performance because it excludes the effects of certain non-cash charges that the company believes are not necessarily indicative of its operating performance. It should be noted that Sachem’s manner of calculating adjusted earnings may differ from the calculations of similar metrics used by other companies.

	For the Period Ended March 31,
	2022	2021
Adjusted earnings:
Net income attributable to common shareholders	$3,429,700	$2,183,101
Add: Unrealized losses on investment securities	1,052,230	—
Adjusted earnings attributable to common shareholders	$4,481,930	$2,183,101

Financial Condition

Total assets at March 31, 2022 were approximately $481.8 million compared to approximately $418.0 million at December 31, 2021, an increase of approximately $63.8 million, or 15.3%. The increase was due primarily to the increase of our mortgage loan portfolio of approximately $61.3 million, an increase in investments in partnerships of approximately $11.4 million, offset in part by a decrease in cash and cash equivalents and investment securities of approximately $9.2 million.

Total liabilities at March 31, 2022 were approximately $282.4 million compared to approximately $237.9 million at December 31, 2021, an increase of approximately $44.5 million, or approximately 18.7%. This increase is principally due to an increase in the repurchase facility of approximately $7.9 million and the notes payable, net of deferred financing costs, of approximately $48.5 million, offset by decreases in the accrued dividends payable of approximately $3.9 million and line of credit of approximately $9.9 million.

Total shareholders’ equity at March 31, 2022 was approximately $199.4 million compared to approximately $180.1 million at December 31, 2021, an increase of approximately $19.3 million. This increase was due primarily to net proceeds of $15.5 million from the sale of common shares and our net income attributable to common shareholders of approximately $4.5 million.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on Wednesday, May 4, 2022, at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the first quarter ended March 31, 2022, as well as its outlook for the balance of 2022.

Interested parties can access the conference call via telephone by dialing toll free 1- 877-545-0523 for U.S. callers or +1 973-528-0016 for international callers and entering the entry code: 615395. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/45474 or on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Wednesday, May 18, 2022 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and by entering replay passcode: 45474.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

(tables follow)

SACHEM CAPITAL CORP.

BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(unaudited)	(audited)
Assets
Assets:
Cash and cash equivalents	$57,863,469	$41,938,897
Investment securities	35,510,232	60,633,661
Mortgages receivable	353,627,221	292,301,209
Interest and fees receivable	3,988,127	3,693,645
Other receivables	304,796	94,108
Due from borrowers	3,841,663	3,671,016
Prepaid expenses	229,071	271,291
Property and equipment, net	2,153,604	2,172,185
Real estate owned	6,312,818	6,559,010
Investments in partnerships	17,413,855	6,055,838
Other assets	364,208	306,440
Deferred financing costs, net	155,542	264,451
Total assets	$481,764,606	$417,961,751

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $7,226,079 and $5,747,387)	$209,050,671	$160,529,363
Repurchase facility	26,945,149	19,087,189
Mortgage payable	750,000	750,000
Line of credit	23,279,364	33,178,031
Accrued dividends payable	—	3,927,600
Accounts payable and accrued expenses	512,473	501,753
Advances from borrowers	16,629,966	15,066,114
Deferred revenue	4,876,284	4,643,490
Other notes	24,294	30,921
Accrued interest	286,642	164,729
Total liabilities	282,354,843	237,879,190

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	1,903
Common stock - $.001 par value; 100,000,000 shares authorized; 35,513,887 and 32,730,004 issued and outstanding	35,514	32,730
Paid-in capital	201,168,304	185,516,394
Accumulated other comprehensive loss	(233,208)	(476,016)
Accumulated deficit	(1,562,750)	(4,992,450)
Total shareholders’ equity	199,409,763	180,182,561
Total liabilities and shareholders’ equity	$481,764,606	$417,961,751

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue:
Interest income from loans	$8,511,375	$4,531,232
Investment income	271,472	242,691
Income from partnership investments	272,488	17,373
Loss on sale of investment securities	(154,135)	(129,440)
Origination fees, net	1,637,627	517,428
Late and other fees	128,864	35,929
Processing fees	65,855	35,975
Rental income, net	10,042	4,184
Unrealized losses on investment securities	(1,052,230)	—
Other income	610,017	456,809
Total revenue	10,301,375	5,712,181

Operating costs and expenses:
Interest and amortization of deferred financing costs	3,898,389	2,464,755
Professional fees	230,715	231,756
Compensation, fees and payroll taxes	993,962	592,087
Exchange fees	12,329	12,329
Other expenses and other taxes	64,704	21,809
Depreciation	22,239	19,602
General and administrative expenses	401,233	159,608
Loss on sale of real estate	65,838	2,134
Impairment loss	260,500	25,000
Total operating costs and expenses	5,949,909	3,529,080
Net income	4,351,466	2,183,101
Preferred stock dividend	(921,766)	—
Net income attributable to common shareholders	3,429,700	2,183,101

Other comprehensive loss
Unrealized gain (loss) on investment securities	242,808	(7,494)
Comprehensive income	$3,672,508	$2,175,607
Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.10
Diluted	$0.10	$0.10

Weighted average number of common shares outstanding:
Basic	34,892,883	22,138,006
Diluted	34,898,666	22,138,006

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,351,466	$2,183,101
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	469,251	244,105
Write-off of deferred financing costs	—	72,806
Depreciation expense	22,239	19,602
Stock based compensation	106,879	4,107
Impairment loss	260,500	25,000
Loss on sale of real estate	65,838	2,134
Unrealized loss on investment securities	1,052,230	—
Loss on sale of investment securities	154,135	129,440
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(395,924)	(62,544)
Other receivables	(210,688)	(345,905)
Due from borrowers	(292,302)	(499,376)
Prepaid expenses	42,220	(102,175)
(Decrease) increase in:
Accrued interest	121,913	(3,344)
Accounts payable and accrued expenses	10,720	163,661
Deferred revenue	232,794	84,984
Advances from borrowers	1,563,852	873,460
Total adjustments	3,203,657	605,955

NET CASH PROVIDED BY OPERATING ACTIVITIES	7,555,123	2,789,056

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(27,545,183)	(22,755,450)
Proceeds from the sale of investment securities	51,705,055	23,606,780
Purchase of interests in investment partnerships, net	(11,358,017)	(1,843,398)
Proceeds from sale of real estate owned	622,737	370,792
Acquisitions of and improvements to real estate owned	(177,336)	(160,361)
Purchase of property and equipment	(3,658)	(35,867)
Principal disbursements for mortgages receivable	(88,735,230)	(31,661,577)
Principal collections on mortgages receivable	27,106,768	30,506,173
Costs in connection with investment activities	(57,768)	(98,210)
NET CASH USED FOR INVESTING ACTIVITIES	(48,442,632)	(2,071,118)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from line of credit	—	105,340
Net proceeds from repurchase facility	7,857,960	—
Repayment of mortgage payable	—	(767,508)
Repayment of line of credit	(9,898,667)	—
Principal payments on notes payable	(6,627)	(5,632)
Dividends paid on Common Stock	(3,927,600)	(2,654,977)
Dividends paid on Preferred Stock	(921,766)	—
Proceeds from issuance of common shares, net of expenses	15,547,815	1,542,465
Gross proceeds from issuance of fixed rate notes	50,000,000	—
Financings costs incurred in connection with fixed rate notes	(1,839,034)	—
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	56,812,081	(1,780,312)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,924,572	(1,062,374)

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	41,938,897	19,408,028

CASH AND CASH EQUIVALENTS - END OF PERIOD	$57,863,469	$18,345,654

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$3,307,225	$2,445,468

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended March 31, 2022 amounted to $420,547.